SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 3, 2010

TECHTEAM GLOBAL, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-16284	38-2774613
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27335 West 11 Mile Road Southfield, Michigan	48033
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (248) 357-2866

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01    Entry into a Material Definitive Agreement

On June 3, 2010, TechTeam Global, Inc., a Delaware corporation (“TechTeam Global”), Jacobs Engineering Group Inc., a Delaware corporation (“Jacobs Engineering”), and Jacobs Technology Inc., a Tennessee corporation and a wholly-owned subsidiary of Jacobs Engineering (“Jacobs Technology”), entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”), pursuant to which, and subject to satisfaction or waiver of the conditions therein, TechTeam Global would sell to Jacobs Technology its government solutions business (the “Government Solutions Business”) for a purchase price of $59 million (the “Purchase Price”), subject to certain escrows and adjustments in accordance with the terms of the Stock Purchase Agreement.

Pursuant to the terms of the Stock Purchase Agreement, Jacobs Technology would acquire the Government Solutions Business from TechTeam Global by the acquisition of 100% of the shares of the capital stock (the “Share Acquisition”) of TechTeam Government Solutions, Inc., a Virginia corporation and a wholly-owned subsidiary of TechTeam Global (“TTGSI”). TechTeam Global conducts the Government Solutions Business through TTGSI and its subsidiaries. The Share Acquisition and the other transactions contemplated by the Stock Purchase Agreement are hereinafter collectively referred to as the “Transaction.” Subject to the terms of the Stock Purchase Agreement, Jacobs Engineering has guaranteed the performance by Jacobs Technology of all of its obligations under the Stock Purchase Agreement and the Transaction-related agreements to which it is a party.

Pursuant to the terms of the Stock Purchase Agreement, at the closing of the Transaction (the “Closing”), $14.75 million of the Purchase Price will be paid into an escrow account (the “Escrow Account”) to secure TechTeam Global’s indemnification obligations for certain specified contingencies.  In addition, the Stock Purchase Agreement provides for a post-closing adjustment to the Purchase Price that is tied to the extent to which the net tangible book value of the assets of the Government Solutions Business at the Closing exceeds or is less than a target net tangible book value of approximately $12.2 million. An additional escrow account in the amount of approximately $2.77 million will be established to secure the aforementioned post-closing adjustment to the Purchase Price. The Purchase Price is also subject to adjustment based on TTGSI’s cash and debt at closing. At Closing, Jacobs Technology, TTGSI and JP Morgan Chase Bank, National Association, as escrow agent, will enter into an Escrow Agreement which will govern the operation of the escrow established for purposes of the indemnity and post-closing obligations described above.

In the Stock Purchase Agreement, TechTeam Global has made various representations and warranties, including, but not limited to, representations and warranties regarding TTGSI and the Government Solutions Business, and has agreed to certain covenants, including affirmative and negative covenants regarding the operation of Government Solutions Business during the period between the signing of the Stock Purchase Agreement and the Closing.

In addition, TechTeam Global has agreed to covenants prohibiting it and its representatives from soliciting, providing information regarding, entering into discussions or arrangements concerning, or approving or recommending, any proposal relating to an alternative business combination transaction from a third party with respect to the Government Solutions Business. Notwithstanding the foregoing restrictions, TechTeam Global may, prior to a stockholder vote approving the Stock Purchase Agreement and subject to compliance with the terms of the Stock Purchase Agreement, respond to an unsolicited bona fide written competing transaction proposal from a third party for not less than all of the Government Solutions Business, including, but not limited to, a proposal that contemplates the acquisition of the Government Solutions Business together with the rest of the operations of TechTeam Global, that TechTeam Global’s board of directors determines, in good faith, after consultation with its financial advisor and outside legal counsel, is, or is reasonably likely to lead to, a Superior Proposal or, that TechTeam Global’s board of directors determines, in good faith, after consulting with its outside counsel, that failing to respond to such proposal, as contemplated by the Stock Purchase Agreement, is reasonably likely to result in a violation of the Board’s fiduciary duties to TechTeam Global’s stockholders or other violation of  applicable law. For purposes of the Stock Purchase Agreement, a Superior Proposal is an unsolicited bona fide written competing transaction proposal that is determined, in good faith, by the TechTeam Global board of directors, after consultation with its financial advisor, to be more favorable from a financial point of view to TechTeam Global’s stockholders than the terms of the Stock Purchase Agreement or, if applicable, any written proposal by Jacobs Technology to amend the terms of the Stock Purchase Agreement, taking into account all the terms and conditions of such proposal and the Stock Purchase Agreement (including the expected timing and likelihood of consummation and any governmental, regulatory and other approval requirements) and to be reasonably capable of being consummated; provided, however, that any such competing transaction proposal shall not be deemed to be a “Superior Proposal” if any financing required to consummate the transaction contemplated by such competing transaction proposal is not committed and is not reasonably capable of being obtained by the third party submitting such competing transaction proposal.

The consummation of the Transaction is subject to a number of closing conditions, including, but not limited to, (i) the approval of the Stock Purchase Agreement and the Transaction by stockholders representing a majority of the outstanding shares of TechTeam Global’s common stock entitled to vote on such a matter at a meeting of TechTeam Global’s stockholders, (ii) the absence of certain legal impediments to the consummation of the Transaction, (iii) the absence of any proceeding being brought or threatened which challenges or seeks to restrain, enjoin or prohibit the Transaction, (iv) the receipt of specified third-party consents and government approvals, (v) the release of all liens, other than certain permitted liens, on the assets and properties of TTGSI, (vi) the absence of any material adverse effect on the Government Solutions Business, TechTeam Global or TTGSI, (vii) the continued employment by TTGSI of certain designated employees, (viii) no litigation being pending or threatened which (A) could reasonably be expected to result in a “material adverse effect” with respect to the Government Solutions Business or TechTeam Global, (B) relates to any alleged material violation of any applicable law, or (C) relates to any allegation of fraud or intentional misrepresentation, (xi) the accuracy of the representations and warranties made by TechTeam Global or Jacobs Technology in the Stock Purchase Agreement, as the case may be, as of the closing date, except to the extent such representations and warranties relate to a particular date or time period (in which case such representations and warranties shall be true and correct on and as of such date or for such time period); and (xii) the performance and compliance by the parties with specified covenants and obligations required to be performed and complied with under the Stock Purchase Agreement. The obligations of Jacobs Technology to consummate the Transaction are also subject to TTGSI not entering into any new teaming agreements, government contracts or government bids which (i) impose any restriction on the ability of TTGSI to compete in any business or activity within a certain geographic area, or pursuant to which any benefit or right is required to be given or lost as a result of so competing, (ii) grant any exclusive license, supply or distribution agreement or other exclusive rights, or (iii) grant any “most favored nation,” rights of first refusal, rights of first negotiation or similar rights with respect to any product, service or intellectual property right, and which, in the case of (i), (ii) and (iii), Jacobs Technology reasonably believes would, individually or in the aggregate, materially and adversely affect Jacobs Technology, its affiliates or TTGSI following the Closing. In addition, the consummation of the Transaction is also subject to the delivery of customary closing documents and the satisfaction of other customary closing conditions.

The Stock Purchase Agreement may be terminated by either TechTeam Global or Jacobs Technology if the Closing has not occurred by October 1, 2010; provided that the Closing has not occurred by such date due to the failure of the terminating party to fulfill any material obligations required to be performed by such party pursuant to the Stock Purchase Agreement at or prior to the Closing. The Stock Purchase Agreement may also be terminated by TechTeam Global or Jacobs Technology, as the case may be, upon the occurrence of certain specified events as set forth in the Stock Purchase Agreement. If the Stock Purchase Agreement is terminated under certain circumstances, including, but not limited to, in connection with a determination by TechTeam Global’s board of directors in accordance with the Stock Purchase Agreement to accept a Superior Proposal and enter into a definitive agreement with respect thereto immediately following such termination, TechTeam Global has agreed to pay to Jacobs Technology a termination fee of $2.36 million and to reimburse Jacobs Technology for certain expenses incurred by it in connection with the Transaction up to $750,000. If the Stock Purchase Agreement is terminated because of TechTeam Global’s inability to obtain stockholder approval of the Transaction, TechTeam Global will be required to reimburse Jacobs Technology for its expenses as described above.

In order to induce Jacobs Engineering and Jacobs Technology to enter into the Stock Purchase Agreement, each of Costa Brava Partnership III L.P. and Emancipation Capital, LLC, which beneficially own in the aggregate approximately 18.3% of TechTeam Global’s common stock, have agreed to enter into voting agreements with Jacobs Technology (each, a “Voting Agreement”) pursuant to which they have each agreed to, among other things, vote the TechTeam Common Stock held by them (i) in favor of the Transaction, including the approval and adoption of the Stock Purchase Agreement, (ii) against approval or adoption of any competing transaction proposal or any proposal made in opposition to or in competition with the Transaction, and (iii) against any actions to the extent that such actions are intended, or could reasonably be expected to, in any material respect, impede, interfere with, delay, postpone, discourage or adversely affect the Transaction. Costa Brava Partnership III L.P. is an affiliate of Seth W. Hamot, a member of the TechTeam Global board of directors. Emancipation Capital, LLC is an affiliate of Charles Frumberg, a member of the TechTeam Global board of directors. The description contained in this Item 1.01 of certain terms of the Voting Agreements is qualified in its entirety by reference to the full text of the form of Voting Agreement, a copy of which is attached hereto as Exhibit 99.1.

General John P. Jumper (USAF Retired), who has been a member of the board of directors of Jacobs Engineering since February 2007, previously served on the board of directors of TechTeam Global from June 2006 until May 2009. However, Mr. Jumper did not serve on the TechTeam Global board of directors at the time of any material negotiations between TechTeam Global and Jacobs Technology or Jacobs Engineering with respect to the Stock Purchase Agreement or the Transaction. Furthermore, Mr. Jumper has not been an active participant in any of the negotiations, transactions or material contacts among TechTeam Global, Jacobs Engineering and Jacobs Technology with respect to the Stock Purchase Agreement and the Transaction.

In addition, since January 1, 2008, TTGSI has entered into a total of seven project subcontracts with Jacobs Technology as prime contractor, which subcontracts form a part of the Government Solutions Business. As of March 31, 2010, six of these government services projects have ended, leaving only one current ongoing project with Jacobs Technology.

Except as stated above, there are no material relationships by and among TechTeam Global, Jacobs Technology or Jacobs Engineering, or any of their respective affiliates, other than with respect to the Transaction, the Stock Purchase Agreement and the related ancillary agreements.

The foregoing description of the Transaction does not purport to be complete and is qualified in its entirety by reference to the full text of the Stock Purchase Agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 2.1 and incorporated by reference herein. The Stock Purchase Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about TechTeam Global or TTGSI. The Stock Purchase Agreement contains representations and warranties that TechTeam Global, on the one hand, and Jacobs Engineering and Jacobs Technology, on the other hand, made to each other as of specific dates. Investors are not third-party beneficiaries of the Stock Purchase Agreement, and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of TechTeam Global or TTGSI, or any of their subsidiaries or affiliates.

In particular, the assertions embodied in the representations and warranties contained in the Stock Purchase Agreement are qualified by information in confidential disclosure schedules provided by TechTeam Global in connection with the execution of the Stock Purchase Agreement. These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Stock Purchase Agreement. Moreover, the representations and warranties in the Stock Purchase Agreement were used for the purpose of allocating risk between TechTeam Global, on the one hand, and Jacobs Engineering and Jacobs Technology, on the other hand, rather than establishing matters of fact. Accordingly, the representations and warranties in the Stock Purchase Agreement may not constitute the actual state of facts about TechTeam Global, TTGSI, Jacobs Engineering or Jacobs Technology. In addition, information concerning the subject matter of the representations and warranties may change after the date of this agreement, which subsequent information may or may not be fully reflected in TechTeam Global’s public disclosures.

ITEM 7.01    Regulation FD Disclosure

On June 4, 2010, TechTeam Global issued a press release announcing the execution of the Stock Purchase Agreement, a copy of which has been included as Exhibit 99.2 hereto. The information in this Current Report on Form 8-K under Item 7.01 (including Exhibit 99.2) is being furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for purposes of Section 11 and 12(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), or Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. Furthermore, the information contained in Exhibit 99.2 shall not be deemed to be incorporated by reference into the filings of TechTeam Global under the Securities Act or the Exchange Act.

Important Additional Information Will Be Filed With The SEC

TechTeam Global plans to file with the SEC a proxy statement and other relevant materials in connection with the proposed sale of TTGSI. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED SALE OF TTGSI OR THE TRANSACTION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS FILED BY TECHTEAM GLOBAL WITH THE SEC CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED SALE OF TTGSI AND THE TRANSACTION.

           Investors and security holders will be able to obtain free copies of the proxy statement, including all exhibits thereto, and other documents filed with the SEC by TechTeam Global through the web site maintained by the SEC at http://www.sec.gov.  In addition, investors and security holders will be able to obtain, without charge, a copy of the proxy statement, and all exhibits thereto, from TechTeam Global by submitting a written request to TechTeam Global, Inc., Attention: Investor Relations, 27335 West 11 Mile Road, Southfield, Michigan, 48033; or by calling 1-248-357-2866; or by visiting TechTeam Global’s Web site at http://www.techteam.com/investors. Any reference to TechTeam Global’s website in this Current Report on Form 8-K is an inactive hyperlink reference and is not intended to incorporate the contents thereof into this Current Report on Form 8-K or any other public announcement or filing.

TechTeam Global, Jacobs Engineering, and their respective directors and executive officers, and certain other employees of TechTeam Global and Jacobs Engineering, may be deemed to be participants in the solicitation of proxies with respect to the proposed sale of TTGSI and the other matters to be brought at the special meeting of TechTeam Global stockholders to which the proxy statement will relate. Information regarding the directors and executive officers of TechTeam Global and their ownership of TechTeam Global shares is contained in the annual report of TechTeam Global on Form 10-K for the year ended December 31, 2009 and its proxy statement for its 2010 Annual Meeting of Stockholders which was filed with the SEC on April 30, 2010, and is supplemented by other public filings made, and to be made, with the SEC. Information regarding the directors and executive officers of Jacobs Engineering Group Inc. is contained in the annual report of Jacobs Engineering Group Inc. on Form 10-K for the year ended October 2, 2009, which was filed with the SEC on November 20, 2009, and its proxy statement for its 2010 Annual Meeting of Shareholders, which was filed with the SEC on December 17, 2009. TechTeam Global investors and security holders may obtain additional information regarding the direct and indirect interests of TechTeam Global, Jacobs Engineering Group Inc. and their respective directors and executive officers with respect to the proposed sale of TTGSI by reading the proxy statement and other filings referred to above. A more complete description will be available in the proxy statement to be filed in connection with the proposed sale of TTGSI. TechTeam Global investors and security holders may obtain additional information regarding the direct and indirect interests of TechTeam Global, Jacobs Engineering and their respective directors and executive officers with respect to the proposed sale of TTGSI by reading the proxy statement and other filings referred to above.

Safe Harbor for Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of Section 21E of the Exchange Act, including forward-looking statements about the proposed sale of TTGSI and the Transaction, and any actions contemplated thereby. The forward-looking statements are not historical facts but rather are based on current expectations, estimates and projections about the Transaction, TechTeam Global’s business and industry, and its beliefs and assumptions. Words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “assume,” “may,” “plan,” “seek to,” “will,” “would,” “should,” “guidance,” “potential,” “continue,” “project,” “forecast,” “confident,” “prospects,” and “plan,” and variations of these words and similar expressions, identify forward-looking statements, although not all forward-looking statements contain these identifying words.

These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, many of which are beyond the control of TechTeam Global, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. These risks and uncertainties include, but are not limited to, those described above in Item 1.01 of this Current Report on Form 8-K with respect to the completion of the Transaction and the material terms and conditions of the Stock Purchase Agreement, including the calculation of the final Purchase Price and any adjustments thereto.  Factors, risks and uncertainties that may affect TechTeam Global’s ability to consummate the Transaction and its business, financial condition and operating results include, but are not limited to: (i)  TechTeam Global’s ability to complete the proxy statement with respect to the Transaction and file it with the SEC on a timely basis; (ii) the failure to satisfy any of the conditions to completing the Transaction, including the receipt of the required approval of TechTeam Global’s stockholders and other third parties; (iii) the occurrence of any event, change or other circumstances that could give rise to the termination of the Stock Purchase Agreement; (iv) the occurrence of any event, change or other circumstances that could give rise to a “material adverse effect” under the Stock Purchase Agreement; (v) the failure of the Transaction to close for any other reason; (vi) the amount of the purchase price adjustments, costs, fees, expenses and charges relating to the Transaction; (vii) uncertainties related to TechTeam Global’s future indemnification obligations under the Stock Purchase Agreement, including the possibility that it may not receive some or all of the escrowed portion of the Purchase Price; (viii) TechTeam Global’s ability to recognize any of the benefits of the Transaction; (ix) the implementation of TechTeam Global’s strategy to refocus its resources on its commercial business and market acceptance of its refocused strategy; (x) uncertainties related to TechTeam Global’s proposed refocused strategy, including TechTeam Global’s ability to successfully operate the remaining portion of its business after the completion of the Transaction on a stand-alone basis; and (xi) other risks, including but not limited to the items discussed in TechTeam Global’s other filings with the SEC, including in “Item 1A — Risk Factors” of TechTeam Global’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 (the “2009 Form 10-K”) and in the proxy statement.

Unpredictable or unknown factors could also have material adverse effects on TechTeam Global. Forward-looking statements that were believed to be true when made may ultimately prove to be incorrect or false.  All forward-looking statements included in this Current Report on Form 8-K, or to the documents to which investors are referred to in this Current Report on Form 8-K, are expressly qualified in their entirety by the foregoing cautionary statements.  Investors should not place undue reliance upon these forward-looking statements.  These forward-looking statements are based on the information available to TechTeam Global as of the date of this Current Report, or, in the case of forward-looking statements included in the 2009 Form 10-K or the proxy statement, as of the date of the filing or mailing thereof. TechTeam Global does not undertake any obligation to update or revise these forward-looking statements or to publicly release the results of any update or revision thereto.

ITEM 9.01.    Financial Statements and Exhibits

(c) Exhibits:

2.1*	Stock Purchase Agreement, dated as of June 3, 2010, by and among TechTeam Global, Inc., Jacobs Engineering Group Inc. and Jacobs Technology Inc.

99.1	Form of Voting Agreement.

99.2	Press release issued by TechTeam Global, Inc. on June 4, 2010.

*      Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K.  TechTeam Global agrees to furnish supplementally a copy of any omitted schedule upon request by the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TECHTEAM GLOBAL, INC.

By:	/s/ Michael A. Sosin
Michael A. Sosin
Vice President, General Counsel and Secretary

Date: June 4, 2010

EXHIBIT INDEX

2.1*	Stock Purchase Agreement, dated as of June 3, 2010, by and among TechTeam Global, Inc., Jacobs Engineering Group Inc. and Jacobs Technology Inc.

99.1	Form of Voting Agreement.

99.2	Press release issued by TechTeam Global, Inc. on June 4, 2010.

*      Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K.  TechTeam Global agrees to furnish supplementally a copy of any omitted schedule upon request by the Securities and Exchange Commission.